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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 15, 2001

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26660	95-3654013

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:	(503) 615-9000

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events

    On May 15, 2001, TriQuint Semiconductor, Inc. ("TriQuint") and Sawtek, Inc. ("Sawtek") signed a definitive merger agreement pursuant to which TriQuint intends to acquire the outstanding capital stock and rights to acquire capital stock of Sawtek (the "Merger").

    A copy of each of the Agreement and Plan of Reorganization dated May 15, 2001 by and among TriQuint, Sawtek and TriQuint Acquisition Corp. is attached hereto as Exhibit 2.1, the form of Sawtek Voting Agreement dated May 15, 2001 between TriQuint and certain shareholders of Sawtek is attached hereto as Exhibit 99.1, the form of TriQuint Semiconductor Voting Agreement dated May 15, 2001 between Sawtek and certain stockholders of TriQuint is attached hereto as Exhibit 99.2, the form of Company Affiliate Agreement dated May 15, 2001 among TriQuint, Sawtek and certain shareholders of Sawtek is attached hereto as Exhibit 99.3, the form of Parent Affiliate Agreement dated May 15, 2001 among TriQuint, Sawtek and certain stockholders of TriQuint is attached hereto as Exhibit 99.4, and the script of the conference call regarding the Merger dated May 15, 2001 is attached hereto as Exhibit 99.5. Such Exhibits are incorporated by reference into this Item 5 and the foregoing description is qualified in its entirety by reference to such Exhibits.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated May 15, 2001 by and among TriQuint, Sawtek and TriQuint Acquisition Corp.
99.1	Form of Sawtek Voting Agreement dated May 15, 2001 between TriQuint and certain shareholders of Sawtek.
99.2	Form of TriQuint Semiconductor Voting Agreement dated May 15, 2001 between Sawtek and certain stockholders of TriQuint.
99.3	Form of Company Affiliate Agreement dated May 15, 2001 among TriQuint, Sawtek and certain shareholders of Sawtek.
99.4	Form of Parent Affiliate Agreement dated May 15, 2001 among TriQuint, Sawtek and certain stockholders of TriQuint.
99.5	Script of the conference call regarding the Merger dated May 15, 2001.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.
Dated: May 18, 2001	By:	/s/ EDSON H. WHITEHURST, JR. Edson H. Whitehurst, Jr. Vice President, Finance and Administration, Chief Financial Officer and Secretary

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  ITEM 5. Other Events
  ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES